Exhibit 99.1


Multigioco obtains ISO Quality Management Certificate for Land-based Gaming operations.


New York, July 6, 2015. Empire Global Corp. (OTCQB:EMGL) is pleased to announce that it has obtained ISO 9001:2008 Quality Management Certification for its Rifa Srl land-based gaming operations in Italy.

This certification is a licencing requirement under the rules of the AAMS regulator and demonstrates that in addition to our online certifications, our land-based gaming network is now compliant with the administrative and accounting reporting procedures for collecting wagers on national and international horse racing; sports pools and horse games; betting on simulated and virtual games as well as horse betting and sports betting.

"The ISO certification provides independent validation of our administrative procedures and systems as well as our exceptional management and staff at the operations level" stated Michele Ciavarella, CEO of the Company. "The award also addresses an important element in our corporate strategy to become one of the largest gaming operators in Italy by 2016."

The Company is progressing with renovations and rebranding in our existing web-based shops, and focussed on increasing our land-based footprint ahead of the 2016 license tender in Italy.

About Empire

Empire Global Corp. is a company focused on developing world-class products and services in the regulated global online gambling industry with specialization in the online sports betting vertical. Our vision is to develop our business through strategic mergers and acquisitions and reorganization of existing licensed operators in geographically diversified jurisdictions. We seek to create long-term value for our investors and positive economic influence with the companies and the communities we invest in through our commitment to responsible gaming and the clients we serve. Additional information is available on our website at www.emglcorp.com.

Contacts:
Michele Ciavarella, B.Sc.
Chairman and CEO
ceo.emgl@emglcorp.com

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Factors which may cause such differences include the company's ability to complete additional acquisitions, expand our distribution, increase our client base and other risks disclosed in the Company's SEC filings. The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release, including such forward-looking statements.